UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 31, 2014

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4800 SCOTTSDALE RD, SUITE 4400
SCOTTSDALE, ARIZONA	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 572-6050

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Matters

As disclosed in the Magellan Health, Inc. (the “Company”) Form 10-Q, filed on October 24, 2014,  the Company has a contract with one of the significant customers in its Specialty Solutions segment with a term ending December 31, 2015, which generated revenue of $109.1 million for the nine months ended September 30, 2014.  This contract currently provides services on a risk basis.  On December 31, 2014, the Company and this customer agreed to amend and extend this contract through December 31, 2017.  The funding arrangement will be a combination of administrative services only (“ASO”) and risk.  The majority of Medicare and individual lives, representing approximately 40% of September 30, 2014 membership, will remain risk through at least December 31, 2016.  The balance of membership may migrate to benefit plans not covered by the Company, convert to ASO, or stay risk commencing in 2015 and throughout the remainder of the extended contract period. Certain Medicaid members will terminate at various dates in 2015 and the Company’s 2015 guidance expectations are that membership and revenue will be at least 85% of the current run rate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: January 5, 2015	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Executive Vice President and Chief Financial Officer